The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on February 13, 2013.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future dividends, cash flows, operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — VP and Director of Corporate Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jim Sebra RAIT Financial Trust — CFO and Treasurer

CONFERENCE CALL PARTICIPANTS

Gabe Poggi FBR & Co. — Analyst

David Walrod Ladenburg Thalmann & Company Inc. — Analyst

Jason Stewart Compass Point Research & Trading — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q4 2012 RAIT Financial Trust earnings conference call. My name is Andrew, and I will be your operator for today. At this time, all participants are in a listen-only mode. We will conduct a question-and-answer session towards the end of the conference. (Operator Instructions). As a reminder, this call is being recorded for replay purposes.

I would like to turn the call over to Mr. Andres Viroslav, the Vice President and Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP and Director of Corporate Communications

Thank you, Andrew, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s fourth-quarter and fiscal 2012 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer, and Jim Sebra, RAIT’s Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically, beginning at approximately 11 a.m. Eastern Time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 87397344.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information, and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure, is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Andres. And thank you all for joining our call today. Let’s start with the financial highlights for the fourth quarter. AFFO rose to $0.33 per share, a 10% increase over the third quarter of 2012. During the same period, total revenues increased 5% to $55 million and operating income increased 19% to $11.3 million. In addition, our owned property portfolio continues to deliver a consistent NOI and cash flow stream.

Strong loan originations, CMBS loan sales, and stable credit performance from the portfolio were the key drivers this quarter. During the fourth quarter, we funded $90 million of loans, including $67 million of CMBS loans and $23 million of bridge and mezzanine loans for the balance sheet. For the year, we funded $376 million of loans, consisting of $119 million of CMBS loans and $257 million of bridge and mezzanine loans.

Our CMBS lending and securitization initiative is ramping nicely. During 2012, we securitized $98 million of CMBS loans, including $57 million during the fourth quarter. The CMBS loan pipeline continues to grow and is now approximately $640 million.
Also, during the fourth quarter, we entered into a $150 million warehouse facility with a subsidiary of Credit Suisse for our bridge loan production. This relationship will increase our capacity while providing access to the floating-rate securitization market. We recently funded our first loan on this warehouse line. We expect to hold these bridge loans on our balance sheet while using the securitization market and bank participation initiative to provide attractive match-funded financing. The bridge loan pipeline is also growing and is approximately $160 million.

We ended the fourth quarter raising $57 million through a secondary public offering of common stock, including the full exercise of the overallotment option in January. The offering was well-received in the market, and we are working to deploy the proceeds into our lending business.

As a result of the strong performance across our core businesses, RAIT’s Board announced our third common dividend increase since 2011 to $0.10 per share for the fourth quarter of 2012. This represents an 11% increase from the prior quarter’s dividend and a 67% increase from the fourth quarter of 2011 dividend. We remain focused on increasing cash flow and delivering a consistent and steadily growing common share dividend as we deploy capital into our core businesses.

And at this point, I’d like to turn the call over to Jim to go through the financial results in more detail. Jim?

Jim Sebra - RAIT Financial Trust — CFO and Treasurer

Thank you, Scott. Before getting into the numbers, I’d like to take a moment to explain the new income statement presentation.

Due to our focus and the projected growth in our CRE lending, we have changed our income statement and are now presenting net interest margin. The new presentation enhances our disclosure by allocating the associated interest and hedging costs to the loan and real estate equity portfolios. Interest cost associated with our investments in loans and securities is presented as investment interest expense, and, together with investment interest income, generate net interest margin. The interest cost included in expenses is associated with corporate obligations and interest associated with our owned real estate properties.

Now let’s get into the numbers. AFFO increased 11% to $0.33 per diluted share, up from $0.30 in the fourth quarter of 2011. Net interest margin increased $800,000 as compared to the fourth quarter of 2011, due to reduced hedging costs, as interest rate hedges in our CRE CDOs continued to burn off during 2012. As we indicated on our earnings call last quarter, for the full year of 2013, we are expecting additional savings in our interest rate hedge costs associated with our CRE CDOs of approximately $3 million as these hedges continue to amortize in 2013.

Year-to-date loan production was $376 million in 2012, of which $119 million was associated with our CMBS conduit business. Rental income increased by 9% or $2.3 million in Q4 2012 as compared to Q4 2011 as rental rates in our multi-family portfolio continued to climb and we acquired one multi-family property in October 2012. Lastly, fee and other income is up $4.3 million in Q4 2012 as compared to Q4 2011, as a result of us securitizing $57 million of CMBS conduit loans resulting in $3.8 million of profits during the current quarter.

With respect to our expenses, most expenses are in line with our expectations and historical levels. A couple of items of note:

First, interest expense is down $1.3 million compared to the fourth quarter of 2011, due to lower outstanding debt and lower interest cost on $25 million of subordinated debt that flipped from a fixed rate to a floating rate of interest during the second quarter of 2012.

Second, property operating expenses increased by $600,000 as compared to the fourth quarter of 2011. All of this increase was the result of the three properties acquired in 2012 that were not present in 2011. Property NOI was $12.2 million during the fourth quarter, an increase of 16% or $1.7 million since the fourth quarter of 2011.

Combined compensation and administrative expenses are consistent at approximately 18% of total revenue in Q4 of 2012 as compared to Q4 2011. We expect some modest increase in these expenses, as we continue to hire the personnel necessary to grow our business.

For the fourth quarter of 2012, operating income was $11.3 million. That’s a 164% increase over the fourth quarter of 2011 operating income of $4.3 million. That is a $7 million increase quarter-to-quarter or $28 million annually. The combination of CMBS loan sales, the broad improvement in our net interest margin, and our property NOI drove our operating income higher in 2012 as compared to 2011.

As with prior quarters, we reported a GAAP net loss for the fourth quarter of $50 million or $0.99 per diluted share. The GAAP net loss was attributable to $58 million of continued negative changes in the fair value of our various financial instruments. The primary driver of the negative changes in these financial instruments was an increase in the market price of the Taberna CDO liabilities during the fourth quarter and throughout 2012.Please remember that the changes in the fair value of our financial instruments relates to our consolidated Taberna securitizations and are non-cash. As such, we believe that our presentation and discussion of AFFO is more indicative of our financial performance.

From a credit standpoint, we continue to see stability in our loan portfolio. Non-accrual loans decreased slightly to $69 million or 6.5% of our portfolio. We continue to maintain loan loss reserves at approximately 44% of our nonaccrual loans, and believe that we are adequately reserved for any potential future losses. With respect to our CRE CDOs, we continue to meet all overcollateralization tests. At December 31st, CRE CDO I reported an OC test of 126.6%, that is above the required level of 116.2%. CRE CDO II reported an OC test of 118%, and that is above the required level of 111.7%.

At December 31st, we continued to maintain good liquidity and capital available for investment. In December 2012, we accessed the capital markets and sold 10 million shares of RAIT common stock, inclusive of the overallotment exercise in January 2013, and raised $57 million in proceeds. We ended the quarter with $500 million of capital available for investment, comprised of $100 million of cash on hand, $250 million of availability under our two CMBS warehouse lines, and $150 million of availability under our bridge loan facility. As we discussed in our last earnings call, we closed the $100 million capital commitment from Almanac Realty in October 2012. Since the closing, we have drawn down or issued $65 million of the Series D preferred shares. Along with the issuance of the Series D preferred shares, we issued warrants and SARs on our common shares. Due to the variety of considerations under US GAAP, the Series D preferred shares are shown in the mezzanine level of the balance sheet, that is between liabilities and equity, and the value of the warrants and SARs is recorded at a separate liability included in other liabilities. The resulting discount and costs incurred to complete the transaction will be amortized to earnings over the respective term. The 10-K will contain further disclosures surrounding the accounting treatment for this transaction. The remaining unfunded commitment from Almanac Realty is $35 million.

Since year-end, we have funded $38 million of CRE loans and have repaid $19.4 million of indebtedness that was costing us 9.6% annually. As of today, RAIT has no recourse debt maturities until April of 2016.

Scott, this concludes the financial report. Back to you.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Jim. We remain focused on our multi-strategy approach of commercial real estate lending and direct ownership of commercial real estate property. The property portfolio provides stability during volatile times and is an effective hedge against inflation. Though we expect to deploy the majority of our available capital into the lending business, we do see and will take advantage of attractive opportunities to acquire properties for our own portfolio.

You may have seen the recent announcement surrounding Jack Salmon. Jack played an important role as RAIT’s CFO during the great recession, after which he moved over to lead the Independence Realty Trust effort. Jack will be leaving both RAIT and IRT, and I will be taking over the CEO responsibilities at Independence Realty. We wish Jack well.

I think at this time, operator, I’d like to open the call up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Gabe Poggi, FBR.

Gabe Poggi - FBR & Co. — Analyst

A couple of questions for you. Scott, you mentioned that you guys have made — or were funded a first loan on the — against the CS facility. Can you talk about what you see as the ramp of that $150 million facility? Is there a timetable for that?

Scott Schaeffer - RAIT Financial Trust — CEO

Sure, Gabe. Well, keep in mind that we didn’t close on that facility until — it was the middle of December. And, of course, while we were — we’ve always been a bridge loan lender, we really weren’t ramping a pipeline until we knew that that was going to close, because we didn’t want to get ahead of ourselves and have commitments out there that we couldn’t fund.

So we really started ramping the pipeline late in the — very late in the fourth quarter and then early in January. It’s now, I think, I said about $160 million, give or take. And we expect to have that facility used and have a portfolio ready to securitize sometime during the later portion of the first half of this year.

Gabe Poggi - FBR & Co. — Analyst

Great, that’s helpful. A second question is, is there any comments you can provide on what you guys have done in conduit lending year-to-date? I mean, you obviously — you had a very robust fourth-quarter and a great year 2012. Is that continuing? I know you have a huge pipeline. I think you said $600 — in excess of $600?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes.

Gabe Poggi - FBR & Co. — Analyst

Kind of anything year-to-date that you can talk about?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, the pipeline is growing and is very strong. We’ve already funded $35 million of CMBS loans. We expect — I’ve been reporting that we wanted to do $150 million of lending in the first quarter, and we’re on track to do that.

Gabe Poggi - FBR & Co. — Analyst

Perfect. And then last question for you. Can you comment about — look, you guys are — you’re pushing rents in multi-family. The REO book has higher occupancy now, north of 85%. Can you talk about how shareholders should think about the value of your REO portfolio? Where you guys carry that and where you think that value might be today, at least like at a 20,000 foot level?

Scott Schaeffer - RAIT Financial Trust — CEO

Sure. Well, we think it’s undervalued. When we took ownership of these properties, we booked them at their market value at that time. Most of this portfolio was built during 2009 and ‘10. We know that net operating income at the portfolio has increased significantly since that time, and property values in general have increased since that time.

So, just looking at that, that as cap rates have compressed, and as our NOI has increased, clearly, this portfolio has gained in value. But we do not reappraise it. We do not market it. It’s carried at the cost that we, in effect, acquired it at a number of years ago.

Gabe Poggi - FBR & Co. — Analyst

Okay, thanks, guys. Nice job.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Gabe.

Operator

David Walrod, Ladenburg.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

Good quarter. (multiple speakers) Hey, I just wanted to talk a little bit about the capital that you raised late in the quarter. Obviously, you’re sitting on more cash at the end of the quarter due to the timing of that. Can you talk first about the, I guess, pace that you’re able to deploy that new capital?

Scott Schaeffer - RAIT Financial Trust — CEO

Quickly, and I will add, accretively. The new capital came in as a good match for the CS warehouse line for the bridge financing. But keep in mind that we do have fulsome growing pipelines. And we wanted to just make sure that we were adequately — had adequate liquidity to take care of — or to fund the opportunities that were available to us. So, that was the driver behind raising the money, and we do expect to have it all deployed quickly this year.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

Okay. And you’re saying that the spreads that you’re seeing on what you’re deploying is accretive to where your previous portfolio — the legacy portfolio had been?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, absolutely.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

Okay. And then, I guess, just — I guess, kind of broad, big picture, can you take us through the mindset of raising the common versus tapping the preferred D that you signed later — late last year as well?

Scott Schaeffer - RAIT Financial Trust — CEO

The preferred D is there for us to draw over a two-year period from October of last year. The common raise was available to us. If you remember at the end of December, we didn’t know what the fiscal cliff was going to look like in January, so we really — the market reaction in early 2011 was somewhat of an unknown. So we took advantage of an opportunity to raise the money, as we did in late December, knowing that we still had the $35 million remaining of the Almanac commitment available to us for the future.

David Walrod - Ladenburg Thalmann & Company Inc. — Analyst

Okay, great. Okay, appreciate it, guys. Thanks a lot.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

Jason Stewart, Compass Point.

Jason Stewart - Compass Point Research & Trading — Analyst

We know your — you’ve contributed about $30 million to the UBS commercial mortgage-backed security deal that’s in the market, I think this week is expected to price. Is there any reason to think that there is a concentration limit to these deals and RAIT’s contribution to them?

Scott Schaeffer - RAIT Financial Trust — CEO

No. We’re contributing everything that we have closed and available to be identified when the deal is — when the tape is being put together.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay.

Scott Schaeffer - RAIT Financial Trust — CEO

It’s the idea that we had — it’s the program and it’s why we have two warehouse providers and securitization partners, so that we can continue to contribute our loans with some real velocity as we close them. So, the UBS deal is going today. Our other partner has a deal presumably going later in February. And then there will be another one coming in March. And we’re contributing the loans really as quickly as we’re funding them.

Jason Stewart - Compass Point Research & Trading — Analyst

Got you. Thank you. And then on the mezz business, could you just give us a quick update on incremental returns there, if you’re seeing any difference in pricing?

Scott Schaeffer - RAIT Financial Trust — CEO

We’re not really looking to do a lot of mezz. I don’t like the mezz market today. I think that the pricing in the market is not appropriate for the risk that’s associated with mezzanine lending. The mezz that we’re doing is mezz behind our own first mortgage — our own CMBS production, if we need to do a little bit of mezz in order to win a deal and we like the property and the borrower, and it all makes sense — or in the bridge situation as well.

So, the mezz that I see it, I’ve seen mezz being priced as low as 10%, you know, in some markets, and as high as 12% to 13% in others. I just, frankly, don’t believe that in the environment that we’re in, when you recognize that the mezz is inherently levered, because it’s already behind a large senior mortgage, that those returns make sense. So we’re only doing mezz where it helps us win another deal that we think is priced appropriately.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay. And in the case where you’re putting mezz behind a more senior loan, is the borrower typically coming to the table with additional equity in that case or — if it’s a refi?

Scott Schaeffer - RAIT Financial Trust — CEO

It depends. If the borrower has enough equity in the building, and we’re — or the property — and we believe, and all of the third-party experts agree with us, that there’s value there, then borrowers don’t have to come to the table with equity.

But we’re looking to do — let me just rephrase that a minute — we’re looking to do total loans, senior loans, in the 70% range, and we’ll do 5% to 10% mezz behind that. So, that means that there’s 20% equity. It may be imputed equity based upon the property’s value, and if it’s not there, then the borrower has to bring cash to the table in order to get the financing closed.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay, that’s helpful. And then strategic question, just to pull way up. You’ve obviously demonstrated the ability to raise capital on the debt — in both the debt and the equity side, really. Is there any change — does that change the Board’s thinking about the payout ratio in terms of the dividend?

Scott Schaeffer - RAIT Financial Trust — CEO

I can’t speak for the Board as a whole, but I would tell you that I don’t think it changes their thinking.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay. One last question. We’ve obviously seen the securitization market come back. And then if we think way forward, if there is a securitization vehicle to buy securities and securitize them instead of loans — so, currently, it’s predominantly loans — is that a business that RAIT would consider? Or is this a — is going to be primarily a lending business going forward?

Scott Schaeffer - RAIT Financial Trust — CEO

RAIT is a real estate business. And our focus is on real estate investing through the lending platform, and, as I said, through opportunistically acquiring direct ownership and properties that we see. We’re not going to be in the business of securitizing securities.

Jason Stewart - Compass Point Research & Trading — Analyst

Okay. Thanks for taking the questions.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

Thank you for your question. I would now like to turn the call over to Scott for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you. In summary, we’re in a strong position as we begin 2013. Our pipelines are growing; cash flow is increasing; we have access to capital; and our balance sheet remains stable. We look forward to sharing our progress with you next quarter. And thank you all for joining our call today and for your continued interest in RAIT.

Operator

Thank you for joining today’s conference. This concludes the presentation. You may now disconnect and have a good day.